Exhibit 5.1

Troutman Pepper Hamilton Sanders LLP 301 Canegie Center, Suite 400 Princeton, NJ 08540 troutman.com

November 22, 2023

Peoples Financial Services Corp.

150 North Washington Avenue

Scranton, PA 18503

Ladies and Gentlemen:

We are acting as counsel to Peoples Financial Services Corp. a Pennsylvania corporation (“Peoples”), in connection with the preparation of Peoples’ registration statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and relating to the registration of shares of Peoples’ common stock, $2.00 par value per share (the “Shares”), to be issued to shareholders of FNCB Bancorp, Inc., a Pennsylvania corporation (“FNCB”) in connection with the merger (the “Transaction”) contemplated by the Agreement and Plan of Merger, dated as of September 27, 2023, between Peoples and FNCB (the “Merger Agreement”). The terms of the Transaction, the Merger Agreement and the Shares are described in the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement to which this opinion is an exhibit.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act

In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, agreements, corporate records, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by Peoples’ officers and representatives, and other instruments or documents as we have deemed necessary or appropriate as a basis for rendering the opinion set forth herein, including (i) the corporate and organizational documents of Peoples, including the Articles of Incorporation of Peoples, as amended to date (the “Articles”), and the Second Amended and Restated Bylaws of Peoples, as amended to date (the “Bylaws”), (ii) the resolutions of the Board of Directors of Peoples with respect to the Transaction, the Registration Statement and the offering and sale of the Shares, (iii) the Merger Agreement and exhibits thereto and (iv) the Registration Statement and exhibits thereto, including the Joint Proxy Statement/Prospectus comprising a part thereof. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

Peoples Financial Services Corp. November 22, 2023 Page 2

In such examination and in rendering the opinions expressed below, we have assumed, without verification: (i) the due authorization of all agreements, instruments and other documents by all the parties thereto; (ii) the due execution and delivery of all agreements, instruments and other documents by all the parties thereto; (iii) the genuineness of all signatures on all documents submitted to us; (iv) the authenticity and completeness of all documents, corporate records, certificates and other instruments submitted to us; (v) that photocopy, electronic, certified, conformed, facsimile and other copies submitted to us of original documents, corporate records, certificates and other instruments conform to the original documents, records, certificates and other instruments, and that all such original documents were authentic and complete; (vi) the legal capacity of all individuals executing documents; (vii) that the documents executed in connection with the transactions contemplated thereby are the valid and binding obligations of each of the parties thereto, enforceable against such parties in accordance with their respective terms and that no such document has been amended or terminated orally or in writing except as has been disclosed to us; (viii) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, corporate records and certificates and other instruments we have received; and (ix) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of Peoples and other persons on which we have relied for the purposes of this opinion are true and correct, including (1) the corporate and organizational documents of Peoples, including the Articles and the Bylaws, (2) the resolutions of the Board of Directors of Peoples with respect to the Registration Statement and the authorization, offering and sale of the Shares, (3) the Registration Statement and exhibits thereto, including the Joint Proxy Statement/Prospectus comprising a part thereof, and (4) the Merger Agreement. As to all questions of fact material to this opinion and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of Peoples. We have further assumed that (x) the Registration Statement and any amendment thereto will have become effective (and will remain effective at the time of issuance of the Shares thereunder) and (y) the Joint Proxy Statement/Prospectus describing the Shares that comprises a part of the Registration Statement will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission. In furnishing this opinion, we have further assumed that, before the issuance of the Shares, the conditions to consummating the transactions contemplated by the Merger Agreement will have been satisfied or duly waived.

We are members of the bar of the Commonwealth of Pennsylvania and are not purporting to be experts on, or generally familiar with, or qualified to express legal conclusions based upon, laws of any state or jurisdiction other than the federal laws of the United States of America and the Commonwealth of Pennsylvania and we express no opinion as to the effect of the laws of any other jurisdiction or as to the securities or blue sky laws of any state (including, without limitation, Pennsylvania), municipal law or the laws of any local agencies within any state (including, without limitation, Pennsylvania). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Peoples Financial Services Corp. November 22, 2023 Page 3

Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications, assumptions, exceptions and other matters set forth herein, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued and delivered in accordance with the Merger Agreement and the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

Our opinion is as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention and we disavow any undertaking to advise you of any changes in law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Joint Proxy Statement/Prospectus and the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Troutman Pepper Hamilton Sanders LLP
Troutman Pepper Hamilton Sanders LLP